NUMBER

NG

SHARES

NEW GENERATION BIOFUELS HOLDINGS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 644461 10 5

COMMON STOCK

THIS CERTIFIES THAT:

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.001 PAR VALUE EACH OF

NEW GENERATION BIOFUELS HOLDINGS, INC.

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Florida, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

COUNTERSIGNED:
OLDE MONMOUTH STOCK TRANSFER CO., INC.
200 MEMORIAL PARKWAY, ATLANTIC HIGHLANDS, NJ 07716
TRANSFER AGENT

BY:

AUTHORIZED SIGNATURE

NEW GENERATION BIOFUELS HOLDINGS, INC.
CORPORATE
SEAL
2003
FLORIDA

SECRETARY

PRESIDENT